UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Globalstar, Inc.
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GLOBALSTAR, INC.

461 S. Milpitas Blvd.
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 21, 2007

Dear Stockholder:

It is my pleasure to invite you to attend the 2007 Annual Meeting of Stockholders of Globalstar, Inc.

The meeting will be held at the Merrill Corporation office at 1731 Embarcadero Road, Palo Alto, California 94303 at 8:00 a.m. on Monday, May 21, 2007. At the meeting, you will be asked to:

(1)         Elect two directors;

(2)         Ratify the appointment of the Company’s independent auditors; and

(3)         Consider any other matters that may properly be brought before the meeting.

Your vote is important. To ensure that your shares are voted at the meeting, we encourage you to act promptly. Please vote, sign, date and return the enclosed proxy card.

We look forward to seeing you at the meeting.

Sincerely,

James Monroe III
Chairman and
Chief Executive Officer
Milpitas, California
April 23, 2007

PROXY STATEMENT

GLOBALSTAR, INC.
Annual Meeting of Stockholders
May 21, 2007

INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE

We are sending you this proxy statement and the enclosed proxy card because Globalstar’s Board of Directors is soliciting your proxy to vote your stock at the 2007 Annual Meeting. At the Annual Meeting, stockholders will be asked to elect two directors; to ratify the appointment of the Company’s independent auditors; and to consider any other matters that may properly be brought before the meeting. You are invited to attend the Annual Meeting where you may vote your stock directly. However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.

We expect to begin mailing these proxy materials on or about April 27, 2007 to stockholders of record at the close of business on April 13, 2007 (the “Record Date”).

Who Can Vote

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 74,915,654 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the Annual Meeting.

Shares Held in “Street Name”—If your shares are held in the name of your broker, bank or other nominee on the Record Date, the nominee should be contacting you to seek your instructions on how to vote. If you do not instruct your nominee before the Annual Meeting as to how you wish to vote, then under currently applicable rules, the nominee will have discretionary authority to vote your shares on the election of directors and the ratification of the appointment of the Company’s independent auditors. If a nominee does not have discretionary voting authority on a matter, the nominee is not permitted to vote on that matter unless it receives voting instructions from you.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of the shares of Common Stock entitled to vote at the meeting (37,457,828 shares) are present in person or by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as shares of Common Stock present at the meeting for purposes of establishing a quorum.

How to Vote Your Shares Held of Record

If you are a stockholder of record, you can vote before or at the Annual Meeting on the matters to be presented in either of the ways described below. If you vote by proxy card, you are authorizing the persons named on the enclosed proxy card (the “management proxies”) to vote your stock in the manner you direct.

•       By Mail—You may vote by completing, signing, dating and returning the enclosed proxy card. This proxy card must be received by the close of business on May 18, 2007.

•       In Person—You may come to the Annual Meeting and cast your vote there.

Voting Authority of Management Proxies

If you vote by proxy, the management proxies will vote as directed by you. If you send in a properly executed proxy card without specific voting instructions, your shares of Common Stock represented by the proxy will be voted as recommended by the Board of Directors, namely:

•       FOR the election of both nominees for director.

•       FOR the ratification of the appointment of the Company’s independent auditors.

Other Business—We are not aware of any other matter that is expected to be acted on at the Annual Meeting.

How to Change or Revoke Your Proxy Vote

If you send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes. You may change or revoke your vote in any of the following ways:

•       by mailing new voting instructions to the Company on a proxy card with a later date;

•       by notifying Globalstar’s Secretary in writing (at the address listed at the back of this proxy statement) that you have revoked your proxy; or

•       by voting in person at the Annual Meeting.

You may use any of these methods to change your vote, regardless of the method used previously to submit your vote. Representatives of Computershare will count only the most recent vote received and serve as the independent inspectors of election for the meeting.

Method and Cost of Soliciting Proxies

We have asked banks, brokers and other institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. Proxies also may be solicited by Globalstar’s management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting

Admission to the Annual Meeting will be limited to Globalstar stockholders of record, persons holding proxies from Globalstar stockholders of record and beneficial owners of Globalstar Common Stock. If your stock is registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the Record Date. If your stock is held through a broker or a bank, you must bring to the meeting proof of your ownership of the stock. This could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists all the persons who were known to be beneficial owners of five percent or more of our Common Stock, our only voting security, on the Record Date based upon 74,915,654 shares outstanding as of that date, except as noted below.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name and Address of Beneficial Owner(1)	Shares	Percent of Class
Globalstar Holdings, LLC(2)(6)	38,640,750	51.58
Thermo Funding Company LLC(2)(3)(6)	12,371,136	14.93
Columbia Ventures Corporation and Kenneth D. Peterson, Jr.(4)	4,227,500	5.64
QUALCOMM Incorporated(5)	4,154,400	5.55
Globalstar Satellite, LP(6)	618,558	0.08
James Monroe III(2)(6)	51,630,444	62.31

(1)          “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote it or direct its vote or (b) to sell it or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire within 60 days is considered to be “beneficially owned.”  Unless otherwise noted, each person has full voting and investment power over the stock listed.

(2)          The address of Mr. Monroe, Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC is 1735 Nineteenth Street, Denver, CO  80202.

(3)          Consists of 4,427,840 shares of Common Stock which are owned of record by Thermo Funding Company LLC and 7,943,296 shares that Thermo Funding Company may acquire within 60 days pursuant to the terms of the irrevocable standby stock purchase agreement described under “Other Information—Related Person Transactions.”

(4)          Based on information provided by Columbia Ventures Corporation and Mr. Peterson as to their beneficial ownership in a Schedule 13G filed on February 7, 2007. The address of Columbia Ventures Corporation and Mr. Peterson is 203 SE Park Place Drive Suite 270, Vancouver, WA  98684. Columbia Ventures Corporation and Mr. Peterson have reported that they share voting and dispositive power over such shares, and that Mr. Peterson is the sole shareholder and chief executive officer of Columbia Ventures Corporation.

(5)          Based on information provided by QUALCOMM Corporation in a Schedule 13G filed on February 13, 2007. The address of QUALCOMM Incorporated is 5775 Morehouse Drive, San Diego, CA  92121.

(6)          Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, LP, Globalstar Holdings, LLC and Thermo Funding Company LLC and, therefore, is deemed the beneficial owner of the Common Stock held by these entities. For the percent calculations of Mr. Monroe and Thermo Funding Company, the number of outstanding shares was increased by 7,943,296 to reflect Thermo Funding Company’s right to purchase within 60 days the remaining shares subject to the irrevocable standby stock purchase agreement.

The following table shows the number of shares of Common Stock beneficially owned as of the Record Date by each director and nominee for director, by each executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner	Shares		Percent of Class
James Monroe III	51,630,444	(1)	62.31
Peter J. Dalton	120,000	(2)	*
Kenneth E. Jones	—		—
James F. Lynch	—		—
J. Patrick McIntyre	—		—
Richard S. Roberts	—		—
Fuad Ahmad	—		—
Anthony J. Navarra	60,000		*
Megan L. Fitzgerald	—		—
Steven Bell	6,000		*
All directors, nominees and executive officers as a group (14 persons)	51,876,444		62.61

*                    Less than 1% of outstanding shares.

(1)          See Note 6 to the preceding table.

(2)          Consists of 120,000 shares of Common Stock that he may acquire upon the exercise of a currently exercisable stock option.

(3)          Unless otherwise noted, each person has full voting and investment power over the stock listed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Globalstar’s executive officers and directors and persons who own more than 10% of any class of the Company’s equity securities to file forms with the SEC and NASDAQ reporting their ownership and any changes in their ownership of those securities. These persons also must provide Globalstar with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, Globalstar believes that, except as described below, all Section 16(a) filing requirements were complied with during and for 2006. Due to an administrative error regarding the date of purchase by Thermo Funding Company LLC of 2,000,000 shares of Common Stock on December 5, 2006 pursuant to the irrevocable standby stock purchase agreement, Forms 4 for Mr. Monroe and Thermo Funding Company reporting the change in the form of ownership of these shares were filed on December 8, 2007.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1:  ELECTION OF DIRECTORS

Globalstar’s bylaws provide for a Board of Directors of seven persons. The Board of Directors currently consists of five members.

Globalstar’s Board is divided into three classes, with staggered three-year terms. Each of Class A and B is to consist of two directors and Class C of three directors. The initial terms of the directors of each class expire at the annual meetings of stockholders to be held in 2007 (Class A), 2008 (Class B) and 2009 (Class C). At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. In January 2007, the Board appointed Kenneth E. Jones to fill the vacancy in Class B. The current directors are:  Class A—Richard S. Roberts; Class B—James F. Lynch and Kenneth E. Jones; and Class C—Peter J. Dalton and James Monroe III.

The Board of Directors has nominated J. Patrick McIntyre and Mr. Roberts for election as Class A directors at the Annual Meeting. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected. If you elect them, they will hold office until the annual meeting to be held in 2010 or until their successors have been elected and qualified. The Board is not aware of any reason why either nominee would be unable to serve as a director if elected, although Mr. Roberts has advised the Board that he currently expects not to serve his entire three-year term. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees. If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term. Under Globalstar’s Bylaws, only the Board may fill vacancies on the Board.  The Board does not intend to fill the vacancy in the Class C directors at this time.

Information about Nominees for Director

The nominees for election as Class A directors are as follows:

Name, Age, and Tenure As Director_	Current Committee Memberships_	Current Occupation and Employment Background
Richard S. Roberts Age 61 Director since 2004	Compensation; Nominating and Governance

Mr. Roberts has served as Secretary of the Company since April 2004 and as Vice President and General Counsel of Thermo Development Inc., the management company of many Thermo businesses, since June 2002. Prior to that he was a partner of Taft, Stettinius & Hollister LLP, a law firm whose principal office is located in Cincinnati, Ohio, for over 20 years. Mr. Roberts is a limited partner of Globalstar Satellite, LP.

J. Patrick McIntyre Age 51	None

Mr. McIntyre has served as President and Chief Operating Officer of Lauridsen Group Incorporated, a privately owned holding company that owns and operates numerous businesses involved in the global development, manufacturing and selling of functional proteins to the animal health and nutrition, human health and nutrition, food, diagnostic, life science research, biopharmaceutical, and veterinary vaccine industries, since February 2007. From June 2003 until

December 2006, he was Chief Executive Officer of Pure Fishing, a global producer of sport fishing equipment, and Worldwide Managing Director of Pure Fishing from February 1996 until his promotion to Chief Executive Officer.

Information about Continuing Directors

Class B

Name, Age, and Tenure As Director_	Current Committee Memberships_	Current Occupation and Employment Background
Kenneth E. Jones Age 60 Director since January 2007 Term expires in 2008	Audit

Mr. Jones has served as Chairman of Globe Wireless, a maritime communications business, since 2004. From January 1994 to August 2004, he served as Globe’s chief executive officer. Mr. Jones is also a director of Landec Corp.

James F. Lynch Age 49 Director since December 2003 Term expires in 2008	Audit; Compensation; Nominating and Governance

Mr. Lynch has been Managing Director of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001. Mr. Lynch also served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006. Prior to joining Thermo Capital Partners, Mr. Lynch was a Managing Director of Bear Stearns & Co., an investment banking and brokerage firm. Mr. Lynch is a limited partner of Globalstar Satellite, LP.

Class C

Name, Age, and Tenure As Director_	Current Committee Memberships_	Current Occupation and Employment Background
Peter J. Dalton Age 63 Director since January 2004 Term expires in 2009	Audit

Mr. Dalton has served as chief executive officer of Dalton Partners, Inc., a turnaround management firm, since January 1989. As chief executive officer of Dalton Partners, Inc., Mr. Dalton also has served as chief executive officer and director of a number of its clients. From November 2001 to September 2004, Mr. Dalton served as chief executive officer of Clickhome Reality, Inc., a discount real estate and mortgage company. Mr. Dalton served as a director and chief financial officer of Wood Associates, a distributor of promotional items from May 2000 to October 2001.

James Monroe III Age 52 Director since December 2003 Term expires in 2009	Compensation; Nominating and Governance

Mr. Monroe has served as Chairman of the Board of the Company since April 2004. He was elected Chief Executive Officer in January 2005. Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that operate in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services and that are sometimes referred to collectively in this proxy statement as “Thermo.” Thermo controls directly or indirectly Globalstar Holdings, LLC, Globalstar Satellite, LP and Thermo Funding Company LLC.

Vote Required to Elect Directors

The two nominees who receive the highest number of votes cast (a plurality) will be elected as directors. There is no provision for cumulative voting in the election of directors.

If you do not vote for a particular nominee, or if you indicate “withhold authority” to vote for a particular nominee, your vote will not count “for” the nominee; however, as described on page 2 your vote will be counted for purposes of determining a quorum.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Crowe Chizek and Company LLP as our auditors for 2007.

Crowe Chizek served as our independent auditors in 2006. We have been informed that neither Crowe Chizek nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has no connection therewith in the capacity of promoter, underwriter, director, officer or employee.

One or more representatives of Crowe Chizek will be present at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select other auditors for the following year. However, because of the difficulty and expenses of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2007 will continue unless the Audit Committee finds other good reasons for making a change.

Vote Required to Ratify the Appointment of Crowe Chizek

The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of Crowe Chizek.

The Board of Directors recommends a vote “FOR” this proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

Globalstar’s Board has three standing committees: Audit, Compensation, and Nominating and Governance. The Board established these committees on October 23, 2006, at which time it also adopted a charter for each committee. The Company also has a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on the Company’s website at www.globalstar.com by clicking on “Corporate Site,” “Investor Relations” and “Corporate Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 22 of this proxy statement. Any amendments to, or waivers from, the Code of Conduct that apply to the Company’s principal executive and financial officers will be posted on the Company’s website.

Mr. Monroe and his affiliates hold stock representing a majority of the voting power of the Company. See “Security Ownership of Principal Stockholders and Management.”  As a result, Globalstar is a “controlled company” for purposes of the NASDAQ Marketplace Rules and is not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees. However, Globalstar is subject to all other NASDAQ corporate governance requirements, including those applicable to audit committees. Pursuant to the exemption provided by Rule 10A-3 under the Securities Exchange Act of 1934, Globalstar’s Audit Committee is not required to consist solely of independent directors until November 1, 2007 (one year after the initial public offering). The Company does not believe reliance on this rule materially adversely affects the ability of the Audit Committee to act independently or satisfy other legal requirements.  If Mr. McIntyre is elected at the Annual Meeting (which the Company expects to occur because of Mr. Monroe’s controlling ownership), he will be become the third independent member of the Board and the Audit Committee.

The Board has determined that Messrs. Dalton, Jones and McIntyre are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NASDAQ Marketplace Rules. This determination was based on the absence of any relationship known to the Board between Messrs. Dalton or McIntyre and the Company (other than as a director and stockholder) and the Board’s conclusion that Mr. Jones’ minority interest in Thermo United LP (described below), whose principal assets were sold before he became a director, does not affect his independence as a director of Globalstar.

Mr. Jones owns a 14% limited partnership interest in Thermo United LP. The general partner of Thermo United LP and its remaining equity are controlled by Mr. Monroe and his affiliates. The sole asset of Thermo United LP was an approximately 78% interest in United Holdings LLC, an Oklahoma City based distributor of diesel engines, which was sold to an unaffiliated entity in January 2007, prior to Mr. Jones joining the Board. Thermo United LP expects eventually to liquidate rather than to invest in further business operations.

During 2006, the Board of Directors held ten meetings and took action by unanimous written consent 12 times. Each director serving on the Board in 2006 attended at least 75% of the meetings of the Board and of each committee on which he served.

Directors are also expected to attend the Annual Meeting. Globalstar did not hold an Annual Meeting of Stockholders in 2006 due to its conversion from a limited liability company to a corporation on March 17, 2006 and its initial public offering in November 2006.

Audit Committee

The current members of the Audit Committee are Messrs. Dalton, Jones and Lynch. Mr. Dalton serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules. Prior to the appointment of Mr. Jones in January 2007, Mr. Monroe served as a member of the Audit Committee. Neither Mr. Lynch nor Mr. Monroe is an independent director, but their service on the Audit Committee is permitted by the phase-in rules for initial public offerings under Securities and Exchange Commission and NASDAQ rules until November 1, 2007. If Mr. McIntyre is elected as a director, he will replace Mr. Lynch on the Audit Committee.

The principal functions of the Audit Committee include:

•       appointing and replacing Globalstar’s independent auditors;

•       approving all fees and all audit and non-audit services of the independent auditors;

•       annually reviewing the independence of the independent auditors;

•       assessing annual audit results;

•       periodically reassessing the effectiveness of the independent auditors;

•       reviewing Globalstar’s financial and accounting policies and its annual and quarterly financial statements and earnings releases;

•       reviewing the adequacy and effectiveness of Globalstar’s internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•       overseeing the Company’s programs for compliance with laws, regulations and Company policies;

•       approving all related person transactions;

•       considering any requests for waivers from the Code of Conduct for senior executive and financial officers (any such waivers being subject to Board approval); and

•       in connection with the foregoing, meeting with the Company’s independent auditors and financial management.

During 2006, the Audit Committee held one meeting.

The Audit Committee has furnished the following report for inclusion in this proxy statement.

Audit Committee Report for 2006

In addition to other activities, the Committee:

•       reviewed and discussed with management the Company’s audited financial statements for 2006;

•       discussed with Crowe Chizek and Company LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including significant accounting policies, management’s judgments and accounting estimates, and Crowe Chizek’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting;

•       received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants’ independence from the Company and its subsidiaries, and discussed with Crowe Chizek their independence; and

•       reviewed the provision of non-audit services rendered to the Company by Crowe Chizek in 2006 and determined that the provision of such services was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 16, 2007
Peter J. Dalton, Chair
Kenneth E. Jones
James F. Lynch

Compensation Committee

The current members of the Compensation Committee are Messrs. Lynch, Monroe and Roberts. Mr. Monroe serves as Chairman. The principal functions of the Compensation  Committee include:

•       reviewing and approving corporate goals and objectives relevant to the compensation of Globalstar’s executive officers in light of business strategies and objectives;

•       reviewing and approving all compensation of Globalstar’s chief executive officer and other executive officers; and

•       administering Globalstar’s incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, making all grants or awards to Globalstar’s executive officers under these plans.

As indicated above, the Compensation Committee is responsible for establishing the compensation of each of the Company’s executive officers. (Director compensation is established by the full Board, based upon recommendations of the Nominating and Governance Committee.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as it deems appropriate, but it has not done so. Only the Committee may grant awards to, or make decisions regarding awards granted to, executive officers.

Mr. Monroe makes recommendations to the Committee on all components of compensation for all employees of vice president level and above and reviews manager level employees for bonus and equity awards based upon input from executive officers in charge of each business unit. Mr. Monroe does not receive a salary from the Company and does not participate in any of the Company’s incentive compensation plans. The Committee will review annually the total business expense reimbursements paid to Thermo (described under “Other Information—Related Person Transactions”) without Mr. Monroe’s participation in the review.

The Compensation Committee plans to meet in person as often as it determines necessary to discharge its responsibilities, which it expects to be approximately twice a year. The Committee also expects to hold follow-up conference calls and to act by written consent between its regularly scheduled meetings. Because the Compensation Committee was not constituted until October 23, 2006, it did not meet in person during 2006. The Committee acted twice by unanimous written consent. Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by the Company’s Secretary.

Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.

The Compensation Committee has furnished the following report for inclusion in this proxy statement.

Compensation Committee Report

The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.

The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for Globalstar’s 2007 Annual Meeting of Stockholders.

April 16, 2007	James Monroe III, Chair
James F. Lynch
Richard S. Roberts

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Messrs. Lynch, Monroe and Roberts. Mr. Monroe serves as Chairman. The principal functions of the Nominating and Governance Committee include:

•       identifying and recommending to the Board qualified candidates to fill vacancies on the Board;

•       recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;

•       considering stockholder suggestions for nominees for director;

•       making recommendations to the Board regarding corporate governance matters and practices;

•       reviewing and making recommendations to the Board regarding director compensation; and

•       reviewing public policy matters of importance to the Company’s stockholders, including oversight of the Company’s corporate responsibility program.

Because the Nominating and Governance Committee was not constituted until October 23, 2006, it did not act during 2006. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions. Recommendations for new director nominees were made by existing independent directors. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether recommended by a stockholder, management or the Board) for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business of the Company; and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

Because Mr. Monroe controls the election of all directors, the Board of Directors has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent to the Nominating and Governance Committee, c/o Director, Public and Investor Relations, 461 S. Milpitas Blvd., Milpitas, CA 95035. If the Company were to receive a recommendation of a candidate from the Company’s stockholders, the Nominating and Governance Committee would consider such recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Company did not receive any recommendations of candidates from stockholders during 2006.

Communicating with the Board of Directors or with Individual Directors

The Board of Directors has adopted a process for stockholders of the Company to send communications to the Board of Directors or any management or non-management director. Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title. All such correspondence should be sent c/o Director, Public and Investor Relations by mail to Globalstar at 461 South Milpitas Boulevard, Milpitas, CA 95035 or by fax at (408) 933-4954.

All communications received as set forth in the preceding paragraph will be opened by the office of the Director, Public and Investor Relations for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication will be available to any director who requests it.

COMPENSATION OF DIRECTORS

In 2006 the Company provided the following compensation to non-employee directors:

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
(a)	(b)	(d)	(g)		(h)
Peter Dalton	23,000	0 (1)	0		23,000
James Lynch	0	0	0	(2)	0
Richard Roberts	0	0	0	(2)	0

(1)          Mr. Dalton received an option to purchase 120,000 shares of Common Stock at a price of $2.67 per share in July 2006 in connection with his election to the Board in January 2005; however, there was no amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123R. The number of option shares of Common Stock subject to the option and the exercise price reflect a six-for-one stock split that occurred in October 2006.

(2)          Globalstar reimburses Thermo for certain travel and meal expenses in connection with the services of Messrs. Lynch and Roberts as directors. See “Other Information - Related Person Transactions.”

Annual Compensation for Directors.

During 2006, Mr. Dalton received fees of $2,500 per board meeting, as well as the stock option shown in the table above. In 2007, Globalstar will pay its independent directors  compensation of $30,000 for their service as directors. The Chairman of the Audit Committee (Mr. Dalton) will receive an additional $10,000. Other directors receive no additional compensation for their service as directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Globalstar’s compensation program for executive officers is intended to:

•       provide each officer with a conservative base salary;

•       create an incentive for retention and achievement of the Company’s long-term business goals using a sizeable, multi-year cash bonus program; and

•       tie annual payouts under the bonus plan to measurable annual goals that are consistent with the Company’s long-term business goals.

The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation of, the Company’s executive officers, including those executive officers named on the Summary Compensation Table (the “Named Executive Officers”).

Compensation Philosophy

Globalstar’s compensation structure for executive officers is designed to attract and retain the most qualified individuals in the mobile satellite service industry. Senior executive officers participating in the Executive Incentive Compensation Plan are compensated with a conservative base salary and incentivized to remain with the Company through a long-term cash bonus program. The greater part of the bonus opportunity is designed to be paid at the end of the measurement period, although there are annual payouts for achievement of specific business goals. Globalstar implemented this philosophy upon Thermo’s acquisition of control of the Company. This approach reflects a “pay for performance” philosophy that is common in smaller, sales-focused companies in the early stages of growth. The Company has reviewed market data with respect to the base salary component of this philosophy. The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives.

Elements of Compensation

The principal elements of Globalstar’s compensation for the Named Executive Officers are base salary and the opportunity to receive annual bonus awards under the Executive Incentive Compensation Plan. The Company also matches a portion of all contributions by executives to its 401(k) Plan or applicable Canadian plan, as well as providing certain Named Executive Officers with limited perquisites.

Base Salaries.   Base salaries are established according to each Named Executive Officer’s position, responsibilities and performance. Mr. Monroe does not receive a salary for his services as Chairman and Chief Executive Officer. Base salaries for the other Named Executive Officers have not increased in the last three years, except, in the case of Mr. Ahmad, on his promotion to Chief Financial Officer and, in the case of Mr. Bell, for adjustments for changes in the value of the Canadian dollar. The salaries for Mr. Navarra and Ms. Fitzgerald are consistent with their prior salaries during their employment by the Company’s predecessor, Globalstar, LP. The Committee does not anticipate that any new executive officer would be compensated with a higher base salary than that of the current Named Executive Officers.

Executive Incentive Compensation Plan.   The Named Executive Officers (except Mr. Monroe) and two other executive officers participate in a plan under which they may become entitled to receive supplemental incentive compensation payments in cash in each of January 2007, 2008 and 2009. The terms of this plan were determined through negotiations between Mr. Monroe and the participants in 2004 to align the financial interests of management with the financial interests of stockholders, and to encourage the executives to work for the long-term success of the Company. Total benefits per individual are capped at $5.0 million, with annual limits on payments of $500,000 in 2007, $750,000 in 2008 and $3,750,000 in 2009, except that amounts unpaid in 2008 carry over to 2009.

Payments under this plan are calculated based upon a percentage of the amount by which the equity value of Thermo’s investment in the Company at valuation dates in October 2006, January 2008 and January 2009 exceeds three times the amount that Thermo had invested or agreed to invest prior to 2006. In order to receive benefits under this plan for any year, a participant must be employed by Globalstar on the applicable payment date (subject to a pro rated payment for the current year’s opportunity in the event of involuntary termination other than for cause, death and disability) and must fulfill individual performance criteria for each year. If a participant is involuntarily terminated (except for cause) within six months prior to Thermo selling more than 50% of its Globalstar common stock, the participant also will receive a change in control payment, subject to the $5.0 million individual cap. See “Summary Information—Payments on Termination or Change in Control” on page 17 for additional information on potential change in control payments.

The plan’s individual performance criteria are objective in nature, differ for each participant, and relate to the Company’s business functions or operations that the participant supervises, such as, implementing internal control and accounting improvements, responsibility for certain regulatory actions, managing the launch of satellites and development of the second generation constellation, and implementing customer care initiatives and product launches. Generally, the criteria require specific and measurable improvements in earnings before income tax and depreciation. The Compensation Committee and the Board of Directors approved the individual goals for the November 2006 to January 2008 performance period.

In January 2007, the Compensation Committee reviewed the criteria for 2006 performance and determined that each participant would receive the maximum payment of $500,000.

Management Incentive Bonus Plan.   Under the Management Incentive Bonus Plan, vice presidents and manager level employees are eligible to receive annual bonuses payable in stock. The Named Executive Officers do not participate in this plan. For 2006, Mr. Monroe determined an overall Company goal applicable to all participants in the Management Incentive Bonus Plan, and in consultation with the senior vice president in charge of each department approved three objective individual performance goals for each participant. Bonus opportunities were set at a percentage of base salary. In January 2007, the Committee evaluated the achievement of these performance objectives and authorized the payment to 60 employees of an aggregate of 31,109 shares of Common Stock from shares available under the 2006 Equity Incentive Plan.

In 2007, the Committee approved a follow-on Management Incentive Bonus Plan covering the period from March 1, 2007 to February 29, 2008. As with the 2006 Plan, Mr. Monroe established one overall Company goal applicable to all participants. Individual senior vice presidents then established three objective individual performance goals for each participant in his or her department, with final review and approval of these goals by Mr. Monroe. Special care was taken to ensure that goals were objective, measurable, and consistent and coherent across departments.

Other Restricted Stock Grants.    The Company made a broad-based grant of restricted stock to its U.S. employees and of restricted stock units to its foreign employees under the 2006 Equity Incentive Plan shortly after the Company’s initial public offering in November 2006. The Named Executive Officers were not included in that grant due to their participation in the Executive Incentive Compensation Plan.

All Other Compensation.

Globalstar matches a portion of the 401(k) contributions of all U.S. employees, including Named Executive Officers. In 2006, Globalstar contributed $0.50 for each $1.00 contributed by an employee, up to 4% of the employee’s base salary. In addition, Messrs. Navarra and Ahmad and Ms. Fitzgerald are eligible for a benefit under the Retirement Plan of Globalstar. This Plan is frozen, and there was no change in value for these Named Executive Officers in 2006. In Canada, Globalstar contributes to a Retirement Savings Program for Mr. Bell. The 2006 contribution was valued at US $7,954.

The Company provides limited perquisites to certain Named Executive Officers consisting primarily of premiums for term life insurance policies, funding of flexible spending accounts and, in one case, a car allowance.

Globalstar reimburses Thermo for lodging and meal expenses when Mr. Monroe works at the Company’s offices in California. These reimbursements are reviewed and approved for payment by the Company’s Chief Financial Officer during the course of a year. The Compensation Committee will review the total reimbursement amount annually. During 2006, Globalstar reimbursed Thermo approximately $27,000 for these expenses.

Tax and Accounting Implications

Deductibility of Compensation.   Section 162(m) of the Internal Revenue Code prohibits the company from taking an income tax deduction for any compensation in excess of $1.0 million per year paid to its chief executive officer or any of its other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders. Because the Company’s Executive Incentive Compensation Plan existed prior to the Company’s initial public offering, Section 162(m) allows payments under these plans to be fully deductible by the Company until its annual stockholder meeting in 2010 to the extent the plans have not been materially modified, expired or all benefits issued by that time. The 2006 Equity Incentive Plan was approved by stockholders in 2006 and contains a performance-based component that the Company believes will permit deductibility. The Company may or may not design future compensation programs so that all compensation above $1.0 million will be performance-based to permit deductibility.

Stock-Based Compensation Accounting.   Effective January 1, 2006, Globalstar adopted SFAS 123(R), which resulted in recognition of stock-based awards granted on or after that date as stock-based compensation expense over the period from the grant date to the date the employee is no longer required to provide service to earn the award. The Compensation Committee will consider the accounting treatment in its decisions to make stock-based awards and specifically option grants.

Summary Information

The table below summarizes, for 2006, the compensation of Globalstar’s principal executive officer, its principal financial officer, and the three most highly paid other executive officers (collectively referred to as the “Named Executive Officers”). During 2006, none of the Named Executive Officers received any stock options or other equity-based awards or compensation.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(g)	(i)		(j)
James Monroe III Chairman of the Board, President and Chief Executive Officer(1)	2006	0	0	26,595	(3)	26,595
Fuad Ahmad Vice President and Chief Financial Officer	2006	186,735	500,000	3,725	(4)	690,460
Anthony J. Navarra President Global Operations	2006	337,440	500,000	14,188	(5)	851,628
Steven Bell, Senior Vice President of International Sales, Marketing and Customer Care	2006	208,572	500,000	18,559	(6)	727,131
Megan C. Fitzgerald, Senior Vice President, Strategic Initiatives and Space Operations Group	2006	209,802	500,000	4,177	(4)	713,979

(1)          Mr. Monroe receives no compensation from Globalstar, and Globalstar does not intend to compensate him for his services in the future. Globalstar accrues $6,875 per month as compensation expense for Mr. Monroe, which amount is reflected in marketing, general and administrative expenses and as an additional capital contribution by Thermo to the Company’s equity. No stock is issued in exchange for this capital contribution.

(2)          Awards based on 2006 performance pursuant to the Executive Incentive Compensation Plan paid in early 2007. See “Compensation Discussion and Analysis—Elements of Compensation—Executive Incentive Compensation Plan” for terms of the plan.

(3)          The Company reimburses Thermo for expenses incurred by Mr. Monroe in connection with performing his services for the Company, including temporary living expenses while at its offices or traveling on its business, but generally it does not reimburse Thermo for his air travel expenses.

(4)          Consists of matching contributions to 401(k) Plan for Mr. Ahmad and Ms. Fitzgerald.

(5)          Consists of premiums on life insurance for the benefit of Mr. Navarra ($4,788), funding of a flexible spending account ($5,000) and matching contributions to his 401(k) Plan account ($4,400).

(6)          Consists of matching contributions to the Retirement Savings Program ($7,954) and a car allowance ($10,605).

The following table sets forth certain information with respect to potential future awards under the Executive Incentive Compensation Plan. See “Compensation Discussion and Analysis—Elements of Compensation—Executive Incentive Compensation Plan” for an explanation of the terms of this plan.

2006 Grants of Plan-Based Awards

	Estimated Possible Payouts Under
	Non-Equity Incentive Plan Awards
Name	Threshold	Target	Maximum
(a)	(c)	(d)	(e)
James Monroe III	—	—	0
Fuad Ahmad	—	—	$4,500,000
Anthony J. Navarra	—	—	$4,500,000
Megan L. Fitzgerald	—	—	$4,500,000
Steven Bell	—	—	$4,500,000

Pension Plan

Mr. Navarra, Ms. Fitzgerald and Mr. Ahmad are entitled to benefits under a defined benefit pension plan originally maintained by Space Systems/Loral for employees of Old Globalstar, among others. The accrual of benefits in the Old Globalstar segment of this plan was curtailed, or frozen, as of October 23, 2003. On June 1, 2004, the assets and frozen pension obligations of the Old Globalstar segment of the plan were transferred to a new Globalstar Retirement Plan, which remains frozen. Globalstar continues to fund the plan in accordance with Internal Revenue Code requirements, but participants are not currently accruing benefits beyond those accrued at October 23, 2003. The estimated annual benefits payable upon retirement at normal retirement age to Mr. Navarra, Ms. Fitzgerald and Mr. Ahmad are $35,349, $26,560 and $2,000 respectively. The actual amount of the estimated annual benefit depends upon a number of factors such as time of retirement, years of contributions to the Plan, final average salary, social security wage base and the election for receipt of benefit payments. The estimated annual benefits upon retirement include either a contributory benefit (for those who have enrolled in the Plan) or a non-contributory benefit or a combination of both. The non-contributory benefit equals $21 times the years of non-contributory service. The contributory benefit is the larger of the primary benefit formula, which factors in Social Security and a minimum benefit formula, which does not. The assumptions for valuation of the Pension Plan are described in Note 11 to the Company’s Consolidated Financial Statements contained in Globalstar’s Annual Report on Form 10-K.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James Monroe III	N/A	N/A	N/A	N/A
Fuad Ahmad	Globalstar Retirement Plan	7.6	3,599	0
Anthony Navarra	Globalstar Retirement Plan	12.4	242,646	0
Megan Fitzgerald	Globalstar Retirement Plan	9.6	97,302	0
Steven Bell	N/A	N/A	N/A	N/A

Payments Upon Termination or Change In Control

Globalstar has not entered into employment agreements with its executive officers, including the Named Executive Officers. Voluntary termination of employment or retirement would not result in any payments to the Named Executive Officers beyond the amounts each would be entitled to receive under the Company’s pension and retirement plans. The Company pays life insurance premiums for all U.S.—based employees that would be paid (based on a multiple of salary) to the employee’s beneficiary upon death, in addition to an immediate payment of two-weeks base salary.

The Company also has a severance allowance applicable to all U.S.—based employees if an employee is terminated due to a reduction in force plan of ten or more positions and upon the employee’s execution of a release of claims. Under this plan, Mr. Ahmad, Ms. Fitzgerald and Mr. Navarra would receive a lump sum payment equal to four, five and six weeks base salary, respectively. As a Canadian employee without a written employment agreement, Mr. Bell will be entitled to compensation in the event of his dismissal without cause in accordance with the Canada Labour Code and Canadian common law. Such compensation is determined at the time of dismissal and is subject to negotiation.

Under the Executive Incentive Compensation Plan, a change in control (defined as a transaction prior to November 1, 2008 where Globalstar Holdings LLC and Globalstar Satellite, LP transfer to non-affiliates more than 50% of their collective Globalstar equity for cash or marketable securities) where Thermo receives more than $250.0 million in excess of its original investment commitment may accelerate the payments to the participants, including Messrs. Ahmad, Navarra and Bell and Ms. Fitzgerald, but the $5.0 million cap on total benefits per individual remains. If the consideration to Thermo does not exceed that amount, the plan may remain in effect through the 2009 payment date. If the consideration to Thermo does not exceed its original investment commitment, the Executive Incentive Compensation Plan will terminate and to the extent that any participant is terminated other than for cause within one year of the change in control, Globalstar will pay any terminated participant one year of the participant’s then base salary.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	52,986 (1)	$0	960,989 (2)
Equity compensation plans not approved by security holders(3)	120,000	$2.67	-0-
Total	172,986	$1.85	960,989

(1)          Consists of unvested restricted stock unit grants.

(2)          Consists of remaining shares of Common Stock available under the 2006 Equity Incentive Plan. The plan provides for an annual increase in the number of shares issuable. The Board of Directors authorized an increase of 600,000 shares at January 1, 2007.

(3)          Consists of option granted to Peter Dalton.

OTHER INFORMATION

Globalstar’s Independent Registered Accounting Firm

The accounting firm of Crowe Chizek and Company, LLP served as Globalstar’s independent auditors for 2006. The Audit Committee has selected Crow Chizek to serve as Globalstar’s independent auditors for 2007, and is asking stockholders to ratify this appointment. See “Proposal 2: Ratification of Independent Auditors.”

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date. In 2006, the Audit Committee’s pre-approval requirement was not waived for any fees. As described in the Audit Committee Report for 2006, set forth above under “Information About the Board of Directors and its Committees,” the Audit Committee determined that the non-audit services provided to the Company by Crowe Chizek in 2006 were compatible with maintaining their independence.

Audit Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for the audits of the Company’s annual financial statements were $1,394,000 in 2006 and $665,000 in 2005. The fees also covered services for the related reviews of financial statements included in the Company’s Registration Statement on Form S-1 for its initial public offering and Form 10-Q for the third quarter of 2006, and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The aggregate fees billed by Crowe Chizek for professional services rendered in 2005 or 2006 for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements did not include any amounts not reported under “Audit Fees” above.

Tax Fees

In 2005 and 2006, the Company did not pay Crowe Chizek any fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Crowe Chizek did not provide any products or services other than those reported in the preceding paragraphs.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

On February 23, 2006, Globalstar engaged Crowe Chizek and Company LLP to serve as its independent registered public accountants and to audit its financial statements for the year ended December 31, 2005 in lieu of GHP Horwath, P.C., who had previously served in that capacity. Globalstar initiated this change with the approval of the Board.

GHP Horwath’s report on Globalstar’s financial statements for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to any uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and any subsequent interim period preceding this change in accountants there were no disagreements with GHP Horwath on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GHP Horwath, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such periods.

During 2004 and 2005 and through February 22, 2006, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

During 2004 and 2005 and through February 22, 2006, Globalstar did not consult with Crowe Chizek with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on its financial statements or any matter that was either the subject of a disagreement or a reportable event.

Related Person Transactions

Review of Transactions

Prior to the adoption of the Related Person Transactions Policy described below, the Board reviewed and monitored any arrangements with related persons. The related person transactions described below began prior to Globalstar’s registration with the Securities and Exchange Commission.

On April 16, 2007, the Board adopted a written policy with respect to transactions in which the Company participates and related persons have a material interest. Related persons include Globalstar’s executive officers, directors, director nominees, 5% or more beneficial owners of the Company’s Common Stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year. Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy. If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to the Company. The Audit Committee also must believe, if necessary, that the Company has developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the company to continue with the transaction, the transaction is fair to the company and the failure to comply with the policy’s pre-approval requirements was not due to fraud or deceit.

Reportable Transactions

Services Provided by Thermo.   Globalstar and Thermo have an informal understanding that the Company will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Roberts in connection with their services to Globalstar including temporary living expenses while at Globalstar’s offices or traveling on its business, but for Mr. Monroe, generally excluding air travel expenses.  For the year ended December 31, 2006, such reimbursements aggregated $49,000, including $26,595 related to expenses for Mr. Monroe. For the year ended December 31, 2006, Globalstar recorded approximately $189,000 for general and administrative expenses incurred by Thermo on Globalstar’s behalf and for services provided to Globalstar by officers of Thermo. These were accounted for as a contribution to capital. Neither Thermo nor Messrs. Monroe, Lynch or Roberts receive any fees or reimbursements other than as described above.

Irrevocable Standby Stock Purchase Agreement.   In April 2006, in connection with the execution of Globalstar’s credit agreement, Thermo Funding Company LLC entered into an irrevocable standby stock purchase agreement with the Company and Wachovia Investment Holdings, LLC, as administrative agent under the credit agreement, pursuant to which Thermo Funding Company agreed to purchase up to 12,371,136 shares of Common Stock at approximately $16.17 per share, or approximately $200.0 million in the aggregate. The purchase price will remain at approximately $16.17 per share without regard to any future increase or decrease in the trading price of the Common Stock. Thermo Funding Company secured its obligations under the agreement by depositing in escrow cash and marketable securities with a fair market value equal to 105% of its undrawn commitment, initially $210.0 million.

Pursuant to the agreement, Thermo Funding Company will be required to purchase shares of Common Stock (in minimum amounts of $5.0 million) as may be necessary:

•        to enable Globalstar to comply with the minimum liquidity and forward fixed charge coverage ratio tests of its credit agreement;

•        to cure a default in payment of regularly scheduled principal or interest under the credit agreement; or

•        to enable Globalstar to meet the milestone test for its receipt of proceeds from the sale of  Common Stock in the credit agreement.

Pursuant to the agreement, on June 30, 2006, December 5, 2006, and February 5, 2007, Thermo Funding Company purchased 927,840 shares, 2,000,000 shares and 1,500,000 shares of Common Stock for approximately $15.0 million, $32.3 million and $24.3 million, respectively. Accordingly, Thermo Funding Company’s remaining commitment under the agreement is approximately $128.4 million.

Thermo Funding Company may elect at any time to purchase any unpurchased Common Stock subject to the irrevocable standby stock purchase agreement at the $16.17 share price. The agreement terminates on the earliest of December 31, 2011, payment in full of all Company obligations under the credit agreement or Thermo Funding Company’s purchase of all of the Common Stock subject to the agreement.

Purchases from QUALCOMM.   Globalstar places production orders with QUALCOMM (an owner of greater than 5% of Globalstar Common Stock) for fixed user terminals, car kits and accessory items on an as required basis. QUALCOMM has provided customary warranties for most of these products under these commercial agreements.

During 2005, Globalstar issued separate purchase orders pursuant to amendments of the agreement to QUALCOMM for additional phone equipment and accessories under the terms of the April agreements that aggregated to a total commitment balance of approximately $158.5 million. Approximately $107.7 million of the $158.5 million consists of the new generation of phones and fixed user terminals, car kids and accessories, which QUALCOMM began delivering in October 2006. Globalstar expects deliveries to continue through 2009. The remaining $50.8 million consists of phones and accessories relating to GSP-1600 phone purchases. At December 31, 2006, 100% of the $50.8 million order for GSP-1600 phones and accessories had been fulfilled.

Within the terms of the commercial agreements, Globalstar paid QUALCOMM approximately 7.5% to 25% of the total order as advances for inventory. As of December 31, 2006, total advances to QUALCOMM for inventory were $15.3 million.

The total orders placed with QUALCOMM as of December 31, 2006 were approximately $186.7 million, with outstanding commitment balances of approximately $86.7 million.

The commercial agreements and related purchase orders currently in force may be terminated by Globalstar or QUALCOMM if the other party breaches the agreement by disclosing confidential information, by engaging in unauthorized sale of the products, or by dissolving, liquidating or discontinuing its business. If Globalstar cancels an order or QUALCOMM terminates the agreement due to Globalstar’s default, Globalstar must pay a termination fee based on QUALCOMM’s expenses for producing the product. Globalstar also is  subject to a restocking fee if it cancels a purchase order.

Total purchases from QUALCOMM were $57.5 million in 2006.

Revenue from Affiliates

Total usage revenue from affiliates (Thermo and QUALCOMM)  was $1.5 million for 2006. Total equipment revenue from affiliates was $3.4 million for 2006. Columbia Ventures Corporation (an owner of greater than 5% of Globalstar Common Stock) owns 50% of Globalstar Australia PTY Limited, the independent gateway operator in Australia. In 2006, Globalstar’s sales of services and equipment to Globalstar Australia were $4.3 million. All of such sales were made on substantially the same terms as those applicable to other independent gateway operators.

Stockholder Proposals at the 2008 Annual Meeting

In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2008 Annual Meeting of Stockholders, it must be received by Globalstar’s Secretary at the address shown on the cover of this proxy statement prior to the close of business on January 31, 2008. The proxy card we distribute for the 2008 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at the above address by the close of business on March 12, 2008.

Requests for Certain Documents

Globalstar’s 2006 Annual Report to Stockholders, which includes its annual report on Form 10-K for the fiscal year ended December 31, 2006, is being mailed with this proxy statement. If you would like to receive a copy of the exhibits to the Form 10-K that were filed with the Securities and Exchange Commission, or any of the other documents referred to in this proxy statement, such as the Company’s Code of Conduct and charters of the committees of the Board, we will send them to you if you call (408) 933-4006 or write to us at 461 S. Milpitas Blvd., Milpitas, California 95035. All of Globalstar’s reports filed with the Securities and Exchange Commission are available at www.sec.gov. You may also access all of these documents at www.globalstar.com by clicking on “Corporate Site,” “Investor Relations,” and then “SEC Filings.”

By order of the Board of Directors,

Richard S. Roberts, Secretary
Milpitas, California
April 23, 2007

C123456789

	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6					000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.					☒

Annual Meeting Proxy Card

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A								Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class A Directors:*	For	Withhold				For	Withhold

01 - J. Patrick McIntyre		☐	☐	02 - Richard S. Roberts			☐	☐

*To serve for a three-year term and until their respective successors are duly elected and qualified:

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2.			To ratify the Audit Committee’s appointment of Crowe Chizek LLP as Globalstar, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.	☐	☐	☐

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Proxy — GLOBALSTAR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2007

The undersigned hereby appoints William F. Adler and Fuad Ahmad, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of Globalstar, Inc. (the “Annual Meeting”) to be held at 1731 Embarcadero Road, Palo Alto, California 94303 on Monday, May 21, 2007 at 8:00 a.m., Pacific Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF UP TO TWO INDIVIDUALS AS CLASS A DIRECTORS WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY. THIS PROXY IS CONTINUED ON REVERSE SIDE